TCW/DW TOTAL RETURN TRUST
                        SHARES OF BENEFICIAL INTEREST
                                $.01 PAR VALUE

                            UNDERWRITING AGREEMENT

                                                            September 27, 1994

DEAN WITTER DISTRIBUTORS INC.
2 World Trade Center
New York, New York 10048

Dear Sirs:

   1. Introductory. TCW/DW Total Return Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the "Fund"), proposes to sell, pursuant to the terms of this Agreement, to you (the "Underwriter") up to 10,000,000 shares of its shares of beneficial interest, $.01 par value, subject to increase or decrease as provided in this Agreement. Such shares are hereinafter referred to as the "Shares."

   The Underwriter may sell such of the Shares purchased by it, as it may elect, to dealers chosen by it (the "Selected Dealers"), at their net asset value, reoffering by the Selected Dealers to the public at net asset value.

   It is proposed that Dean Witter Services Company Inc. (the "Manager") will act as manager for the Fund and that TCW Funds Management, Inc. (the "Adviser") will act as adviser for the Fund.

   2. Representation and Warranties of the Fund, the Manager and the Adviser. (a) The Fund represents and warrants to, and agrees with, the Underwriter that:

       (i) A registration statement on Form N-1A, including a preliminary prospectus, copies of which have heretofore been delivered to you, has been carefully prepared by the Fund in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under such Acts, and has been filed with the Commission under both such Acts; and the Fund has so prepared and proposed so to file prior to the effective date under the 1933 Act of such registration statement an amendment to such registration statement including the final form of prospectus and the statement of additional information. Such registration statement, (including all exhibits), as finally amended and supplemented at the time such registration statement becomes effective under the 1933 Act, and the prospectus and statement of additional information forming part of such registration statement, or, if different in any respect, the prospectus in the form first filed with the Commission pursuant to Rule 497(c) under the 1933 Act, are herein respectively referred to as the "Registration Statement" and the "Prospectus," and each preliminary prospectus is herein referred to as a "Preliminary Prospectus." Reference to the Prospectus and Preliminary Prospectus herein shall encompass both the prospectus and statement of additional information.

       (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and, at its date of issue, each Preliminary Prospectus conformed in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, when the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including the Closing Date (as herein defined). The Registration Statement and the Prospectus and any amendments or supplements thereto, and the Notification of Registration on Form N-8A will contain all material statements and information required to be included therein by the 1933 Act, the 1940 Act and the Rules and Regulations thereunder and will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not include any

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    untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of the Underwriter, or by or on behalf of the Manager or the Adviser specifically for use in the preparation thereof.

       (iii) The Statement of Assets and Liabilities of the Fund set forth in the Statement of Additional Information fairly presents the financial position of the Fund as of the date indicated and has been prepared in accordance with generally accepted accounting principles. Price Waterhouse, who have expressed their opinion on said Statement, are independent accountants as required by the 1933 Act and Rules and Regulations thereunder.

       (iv) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, the Fund has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the financial position of the Fund, or any change in the authorized or outstanding shares of common stock of the Fund or any issuance of options to purchase shares of common stock of the Fund.

       (v) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body pending, or to the knowledge of the Fund threatened, which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Fund, or which would materially and adversely affect its properties or assets.

       (vi) The Fund has been duly established and is validly existing as an unincorporated business trust under the laws of The Commonwealth of Massachusetts, with power and authority to own its property and conduct its business as described in the Prospectus; the Fund is duly qualified to do business in all jurisdictions in which the conduct of its business requires such qualification; and the Fund has no subsidiaries.

       (vii) The Fund is registered with the Commission under the 1940 Act as an open-end non-diversified management investment company.

       (viii) The Fund has an authorized capitalization as set forth in the Registration Statement, and all outstanding shares of beneficial interest of the Fund conform to the description thereof in the Prospectus and are duly and validly authorized and issued, fully paid and nonassessable; and the Shares, upon the issuance thereof in accordance with this Agreement, will conform to the description thereof contained in the Prospectus, and will be duly and validly authorized and issued, fully paid and nonassessable (although shareholders of the Fund may be liable for certain obligations of the Fund as set forth under the caption "Additional Information" in the Prospectus).

       (ix) The Fund has full legal right, power and authority to enter into this Agreement, and the execution and delivery of this Agreement by the Fund, the consummation of the transactions herein contemplated and fulfillment of the terms hereof by the Fund will be in compliance with all applicable legal requirements to which the Fund is subject and will not conflict with the terms or provisions of any order of the Commission, the Declaration of Trust or By-Laws of the Fund, or any agreement or instrument to which the Fund is a party or by which it is bound.

       (x) The Fund has adopted a Plan of Distribution (the "Plan") pursuant to Rule 12b-1 under the 1940 Act. Pursuant to Rule 12b-1, the Plan has been approved by the Fund's sole shareholder and by the Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, cast in person at a meeting called for the purpose of voting on such Plan.

       (xi) The Fund has full legal right, power and authority to enter into the Distribution Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement, the Management Agreement and the

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    Advisory Agreement referred to in the Registration Statement and the execution and delivery of the Distribution Agreement, Custodian Agreement, the Transfer Agency and Service Agreement, Management Agreement and the Advisory Agreement, the consummation of the transactions therein contemplated and fulfillment of the terms thereof, will be in compliance with all applicable legal requirements to which the Fund is subject and will not conflict with the terms or provisions of any order of the Commission, the Declaration of Trust or By-Laws of the Fund, or any agreement or instrument to which the Fund is a party or by which it is bound.

   (b) The Manager represents and warrants to, and agrees with, the Fund that:

        (i) The Manager has full legal right, power and authority to enter into this Agreement and the Management Agreement, and the execution and delivery of this Agreement and the Management Agreement, the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof, will be in compliance with all applicable legal requirements to which it is subject and will not conflict with the terms or provisions of, or constitute a default under, its articles of incorporation or by-laws or any agreement or instrument to which it is a party or by which it is bound.

       (ii) The description of the Manager in the Registration Statement is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and is hereby deemed to be furnished in writing to the Fund for the purposes of Section 2(a)(ii) hereof.

   (c) The Adviser represents and warrants to, and agrees with, the Fund that:

         (i) The Adviser is an investment adviser registered under the Investment Advisers Act of 1940 and is registered as an investment adviser in such states as may be required for the operation of the Fund.

        (ii) The Adviser has full legal right, power and authority to enter into this Agreement and the Advisory Agreement, and the execution and delivery of this Agreement and the Advisory Agreement, the consummation of the transaction herein and therein contemplated and the fulfillment of the terms hereof and thereof, will be in compliance with all applicable legal requirements to which it is subject and will not conflict with the terms or provisions of, or constitute a default under, its articles of incorporation or by-laws or any agreement or instrument to which it is a party or by which it is bound.

       (iii) The description of the Adviser in the Registration Statement is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and is hereby deemed to be furnished in writing to the Fund for the purposes of Section 2(a)(ii) hereof.

   3. Purchase by, and Sale to, the Underwriter. The Fund agrees to sell to the Underwriter, and upon the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions of this Agreement, the Underwriter agrees to purchase from the Fund, up to 10,000,000 Shares (which number of Shares may be increased or decreased as provided below), at a price of $10.00 per Share. It is understood and agreed that the Underwriter may be compensated by the Fund for its services under this Agreement in accordance with the provisions of the Plan.

   The number of Shares which the Underwriter may purchase pursuant hereto shall, upon written agreement between the Underwriter and the Fund not later than 10:00 A.M., New York time, on the third business day preceding the Closing Date (the "Notification Time"), be increased or decreased to such greater or lesser number of Shares as the Fund and the Underwriter may agree upon, in which case the number of Shares set forth in the preceding paragraph shall for all purposes hereof be increased or decreased to such greater or lesser number of Shares. The Underwriter shall, in any event, be entitled and obligated to purchase only the number of Shares for which purchase orders have been received by the Underwriter prior to the Notification Time.

   The Fund is advised that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement shall have become effective under the 1933 Act as it deems advisable, at the public offering price and upon the terms and conditions set forth in the Prospectus.

   4. Delivery and Payment. Delivery of the Shares or, at the election of the Underwriter, non-negotiable share deposits receipts issued by the Dean Witter Trust Company as transfer and dividend disbursing agent,

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acknowledging the deposit of the Shares ("deposit receipts") and payment therefor, shall be made at 10:00 A.M., New York time, at the office of Dean Witter Distributors Inc., Two World Trade Center, New York, New York 10048, on such time and date as may be agreed upon between the Underwriter and the Fund (such date and time being herein referred to as the "Closing Date"). The place of delivery of the payment for the Shares may be varied by agreement between the Underwriter and the Fund.

   On the Closing Date, the certificates or deposit receipts for the Shares which are subject to purchase orders received by the Underwriter prior to the Notification Time (registered in such names and for such denominations as you shall have requested in writing prior to the Closing Date), shall be delivered by the Fund to the Underwriter for the account of the Underwriter, against payment of the purchase price therefor by a certified or official bank check or checks payable to the order of the Fund in New York Clearing House funds. Such certificates or deposit receipts shall be made available for checking and packaging at the New York office of Dean Witter Distributors Inc. on or prior to the Closing Date.

   On the Closing Date, the Underwriter agrees to purchase and pay for the Shares for which it received purchase orders prior to the Notification Time as specified above, provided that the Underwriter shall not have any obligation to purchase and pay for any Shares as to which purchase orders are not in effect on the Closing Date.

   The Fund agrees to calculate and report to the Underwriter daily, upon request, the net asset value of the Fund during the first 60 days after the Closing Date.

   5. Covenants and Agreements of the Fund. The Fund agrees with the Underwriter that:

         (i) The Fund will use its best efforts to cause the Registration Statement to become effective under the 1933 Act, will advise the Underwriter promptly as to the time at which the Registration Statement becomes so effective, will advise the Underwriter promptly of the issuance by the Commission of any stop order suspending such effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Fund will advise the Underwriter promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not have been submitted to the Underwriter a reasonable time prior to the proposed filing thereof and to which the Underwriter shall reasonably object in writing promptly following receipt of such amendment or supplement or which is not in compliance with the 1933 Act, the 1940 Act or the Rules and Regulations thereto.

        (ii) The Fund will prepare and file with the Commission, promptly upon the request of the Underwriter, any amendments or supplements to the Registration Statement which in the opinion of the Underwriter may be necessary to enable the Underwriter to continue the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

       (iii) If at any time after the effective date under the 1933 Act of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event relating to or affecting the Fund occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Fund will promptly notify the Underwriter thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission; and, in case the Underwriter is required to deliver a prospectus relating to the Shares nine months or more after such effective date of the Registration Statement, the Fund upon the request of the Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

       (iv) The Fund will deliver to the Underwriter, at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto, and the Notification of Registration on Form N-8A filed by the Fund pursuant to the 1940 Act and will deliver to the Underwriter such number of copies of the Registration Statement, including such financial

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    statements but without exhibits, and of all amendments thereto, as the
    Underwriter may reasonably request. The Fund will deliver or mail to or upon the order of the Underwriter, from time to time until the effective date under the 1933 Act of the Registration Statement, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Fund will deliver or mail to or upon the order of the Underwriter on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Underwriter may reasonably request.

       (v) As soon as is practicable after the effective date under the 1933 Act of the Registration Statement, the Fund will make generally available to its security holders an earnings statement which will be in reasonable detail (but which need not be audited) and will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning after such effective date of the Registration Statement.

       (vi) The Fund will cooperate with the Underwriter to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as the Underwriter may designate and at the request of the Underwriter will make such applications and furnish such information as may be required of it as the issuer of the Shares for that purpose; provided, however, that the Fund shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Fund will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Shares to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for the distribution of the Shares.

       (vii) The Fund will furnish to its shareholders annual reports containing financial statements examined by independent accountants and with semi-annual summary financial information which may be unaudited. During the period of one year from the date hereof, the Fund will deliver to the Underwriter, at Dean Witter Distributors Inc., Two World Trade Center, New York, New York 10048, Attention: Law Department, (a) copies of each annual report of the Fund to its shareholders, (b) as soon as they are available, copies of any other reports (financial or other) which the Fund shall publish or otherwise make available to any of its security holders as such, and (c) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission.

   6. Payment of Expenses.

   (a) The Fund will pay its organization expenses, which, for purposes of this Agreement shall include: all costs and expenses in connection with the establishment of the Fund and its qualification to do business in any state, the qualification of Shares for sale under the Blue Sky or securities laws of the several jurisdictions (including, without limitation, filing fees); the preparation, printing and reproduction of the Declaration of Trust and By-Laws of the Fund, this Agreement, the Distribution Agreement, the Management Agreement, the Advisory Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement, the Plan and other documents in quantities sufficient for filing under the 1933 Act, the 1940 Act and the Blue Sky or securities laws of any jurisdiction; and filing fees and fees and disbursements of counsel related to Blue Sky matters; all costs and expenses in connection with printing any certificates representing the Shares; fees and disbursements of counsel and independent accountants for the Fund and of counsel for Trustees or Directors who are not interested persons of the Fund or the Manager or Adviser; registration fees under the 1933 Act and the 1940 Act; any taxes on the issue and delivery of the Shares on the Closing Date to the Underwriter and the fees of the Fund's transfer agent. Dean Witter InterCapital Inc. ("InterCapital"), the corporate parent of the Manager, will pay the organization expenses of the Fund incurred prior to the closing date of the initial offering of the Fund's shares whether or not the amount of any such expense is then ascertainable. The Fund will reimburse InterCapital for such expenses not to exceed $250,000. Any balance of organization expenses not paid by the Fund shall be paid by the Underwriter. In the event the transactions contemplated hereunder are not consummated, the Underwriter will pay all the organization expenses which the Fund would have paid if such transactions were consummated. Whether or not the transactions contemplated hereunder are consummated, the Underwriter will pay all expenses in connection with the activity and travel of officers, Trustees and counsel for the Fund and the cost of preparing and making sales presentations to the personnel of the Underwriter, including costs of travel of officers and Trustees of the Fund to locations where such presentations are made.

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   (b) Subject to the provisions of the Plan, the Underwriter will pay: its internal expenses in connection with marketing and meetings, including expenses of its own personnel and costs of travel of its personnel to the locations where sales presentations to its personnel and to Selected Dealers are made; all costs and expenses in connection with printing and distributing the Registration Statement, the Prospectus and the Blue Sky Surveys in quantities sufficient for offering and sale of the Shares by the Underwriter; all costs in connection with the sale of Shares, including costs of preparing, printing and distributing sales literature relating to the Shares, all advertising and fees and expenses of public relations counsel; and fees and expenses of legal counsel for the Underwriter (except in respect of qualification of the Shares for sale under the Blue Sky or securities laws of any jurisdiction).

   7. Indemnification and Contribution.

   (a) The Fund shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Underwriter; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Underwriter and any such controlling persons to be deemed to protect the Underwriter or any such controlling persons thereof against any liability to the Fund or its security holders to which the Underwriter or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Underwriter or any such controlling persons, unless the Underwriter or any such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter or such controlling persons (or after the Underwriter or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Underwriter or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Underwriter or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of the Shares.

    (b)(i) The Underwriter shall indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Underwriter for use in connection with the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time amended, or the annual or interim reports to shareholders.

       (ii) In case any action shall be brought against the Fund or any person to be indemnified by this subsection 7(b) in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Underwriter by the provisions of subsection (a) of this Section 7.

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   (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation received by the Underwriter, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   (d) Nothing contained in this Section 7 shall be construed to provide for indemnification or contribution in violation of Section 17(i) of the 1940 Act.

   8. Survival of Indemnities, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties, certificates and other statements of the Fund, the Manager, the Adviser and the Underwriter, as set forth in this Agreement or made by them, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Fund, the Manager, the Adviser, or any of their officers or trustees or directors, or any controlling person, and shall survive delivery of and payment for the Shares.

   9. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder shall be subject to the accuracy of (except as otherwise stated herein), as of the date hereof and on and as of the Closing Date (except with respect to representations and warranties in respect of each Preliminary Prospectus which are in each case as of its date of issuance), the representations and warranties of the Manager and the Adviser and the Fund and the compliance on and as of the Closing Date by the Fund and the Manager and the Adviser with their respective covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and to the following additional conditions:

       (i) The Registration Statement shall become effective under the 1933 Act not later than 5:00 P.M., New York time, on the day of this Agreement, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Fund or the Underwriter, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

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

       (ii) Prior to the Closing Date no event shall have occurred to cause the Registration Statement or the Prospectus, or any amendment or supplement thereto, to contain an untrue statement of fact which, in the opinion of the Underwriter, is material, or omit to state a fact which, in the opinion of the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

       (iii) Unless waived by the parties, the Underwriter shall have received from Price Waterhouse a letter, dated the Closing Date, confirming that they are independent accountants within the meaning of the 1933 Act, the 1940 Act and the Rules and Regulations, and stating in effect that:

          (a) In their opinion, the Statement of Assets and Liabilities reported on by them and included in the Registration Statement complies as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1940 Act and the Rules and Regulations; and

          (b) On the basis of the procedures specified in their letter, nothing has come to their attention which caused them to believe that, except as set forth in or contemplated by the Prospectus, during the period from the date on which the Fund's Registration Statement is declared effective by the Commission under the 1933 Act to a specified date not more than three business days prior to the delivery of such letter, there was any change in the authorized or outstanding shares of beneficial interest of the Fund or any creation of long-term debt or short-term notes of the Fund or any decrease in the net asset value per share of beneficial interest from that set forth in the Prospectus or that the Fund did not have a net worth of at least $100,000.

       (iv) The Underwriter shall have received from Lane & Altman, Massachusetts counsel for the Fund, an opinion or opinions, dated the Closing Day, to the following effect:

          (a) The Fund has been duly established and is validly existing in conformity with the laws of The Commonwealth of Massachusetts as an unincorporated business trust, has made all filings required to be made by a business trust under the Massachusetts General Laws, and has the power and authority to own its properties and conduct its business as described in the Prospectus;

          (b) The Fund has authorized shares of beneficial interest as set forth in the Registration Statement, and all of the issued shares of beneficial interest of the Fund, including the Shares, have been duly paid and non-assessable; and the Shares conform to the description of the shares of beneficial interest contained in the Prospectus; and

          (c) As to all matters of Massachusetts law and the documents described therein, the information set forth under the caption "Additional Information" in the Prospectus and under the caption "Description of Shares" in all material respects and fairly presents the information required to be shown.

       (v) Unless waived by the parties, the Underwriter shall have received from the General Counsel of the Fund an opinion or opinions, dated the Closing Date, to the following effect:

          (a) This Agreement has been duly authorized, executed and delivered by the Fund;

          (b) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that or a similar purpose have been instituted or are pending or contemplated by the Commission;

          (c) The notification of registration under the 1940 Act and any amendments or supplements thereto comply as to form in all material respects with the requirements of the 1940 Act and the rules and regulations thereunder;

          (d) The Fund is registered with the Commission under the 1940 Act as an open-end diversified management investment company;

          (e) Such counsel is familiar with all contracts filed or incorporated by reference as exhibits to the Registration Statement and does not know of any contracts required to be so filed or incorporated which are not so filed or incorporated;

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

          (f) The issuance of the Shares and the sale of the Shares in accordance with this Agreement do not result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Fund is a party or by which the Fund is bound, or the Fund's Declaration of Trust or By-Laws;

          (g) The Distribution Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement, the Plan, the Management Agreement and the Advisory Agreement referred to in the Registration Statement have been duly authorized, pursuant to the requirements of the laws of The Commonwealth of Massachusetts and the 1940 Act and executed and delivered by the Fund and each constitutes the valid and binding obligation of the Fund in accordance with its terms;

          (h) There are pending no legal or governmental proceedings known to such counsel to which the Fund is a party or to which property of the Fund may be subject other than as set forth in the Prospectus and, to the best of the knowledge of such counsel, no such proceedings are contemplated;

          (i) No authorization, consent, approval, permit or license of, or filing with, any governmental or public body is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the issuance or sale of the Shares hereunder, except as has been obtained under the 1933 Act and the 1940 Act or as may be required under the securities or Blue Sky laws of the several states and;

          (j) The Registration Statement and the Prospectus, as of the effective date of the Registration Statement, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1940 Act and the applicable Rules and Regulations; such counsel does not believe that the Registration Statement or the Prospectus, on such effective date, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel shall express no opinion as to the financial statements); the description in the Registration Statement and Prospectus of contracts, other documents, statutes, regulations and governmental proceeding is accurate in all material respects and fairly present the information required to be shown.

   As to all matters of Massachusetts law, the General Counsel of the Fund may rely upon the opinion or opinions delivered pursuant to paragraph (iv) of this Section 9.

       (vi) Unless waived by the parties, the Underwriter shall have received from counsel to the Underwriter an opinion, dated the Closing Date, to the following effect:

          (a) The Underwriter has been duly organized and is a validly existing corporation under the laws of the State of Delaware; and

          (b) The Underwriting Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid and legally binding obligation of the Underwriter.

       (vii) Unless waived by the parties, the Underwriter shall have received from Counsel of the Adviser, an opinion, dated the Closing Date, to the following effect:

          (a) The Adviser has been duly organized and is a validly existing corporation under the laws of the State of California with full power and authority to transact business as the Adviser of the Fund as contemplated by the Prospectus;

          (b) The Advisory Agreement has been duly authorized, executed and delivered by the Adviser and is a valid and legally binding obligation of the Adviser;

          (c) The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered as an investment adviser in such states as may be required for operation of the Fund;

          (d) The Adviser has full legal right, power and authority to enter into the Advisory Agreement, and the execution and delivery of the Advisory Agreement, the consummation of the transactions

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

       therein contemplated and fulfillment of the terms thereof will not conflict with any applicable legal requirement by which the Adviser is bound, nor will they conflict with the terms or provisions of, or constitute a default under, its Certificate of Incorporation or By-Laws or any agreement or instrument to which it is a party or by which it is bound; and

          (e) The description of the Adviser under the caption "The Fund and its Management" in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading.

       (viii) Unless waived by the parties, the Underwriter shall have received from the General Counsel of the Manager an opinion, dated the Closing Date, to the following effect:

          (a) The Manager has been duly organized and is a validly existing corporation under the laws of the State of New Jersey with full power and authority to transact business as the Manager of the Fund as contemplated by the Prospectus;

          (b) The Management Agreement has been duly authorized, executed and delivered by the Manager and is a valid and legally binding obligation of the Manager;

          (c) The Manager has full legal right, power and authority to enter into the Management Agreement, and the execution and delivery of the Management Agreement, the consummation of the transactions therein contemplated and fulfillment of the terms thereof will not conflict with any applicable legal requirement by which the Manager is bound, nor will they conflict with the terms or provisions of, or constitute a default under, its Certificate of Incorporation or By-Laws or any agreement or instrument to which it is a party or by which it is bound; and

          (d) The description of the Manager under the caption "The Fund and its Management" in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading.

       (ix) Unless waived by the parties, the Underwriter shall have received certificates, dated the Closing Date, of the President or other Executive Officer competent to act on behalf of the Underwriter and the chief financial or accounting officer of the Fund to the effect that:

          (a) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers after reasonable investigation, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act;

          (b) Neither any Preliminary Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective under the 1933 Act and at all time subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Fund has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Fund, or any change in the capitalization of the Fund; and

          (d) to the best of the knowledge of the signers after reasonable investigation, the representations and warranties of the Fund, the Manager and the Adviser, as the case may be, in this Agreement are true and correct at and as of the Closing Date (except with respect to representations and warranties in respect of each Preliminary Prospectus which are in each case as of its date of issuance) and the Fund, the Manager and the Adviser, as the case may be, have each complied with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied at or prior to the Closing Date.

                               10
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

       (x) The Fund, the Manager and the Adviser shall have furnished to the Underwriter such additional certificates as the Underwriter may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties herein, as to the performance of their obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

   If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Fund of such termination in writing or by telegram at or prior to the Closing Date, but the Underwriter shall be entitled to waive any of such conditions.

   10. Effective Date. This Agreement shall become effective at 11:00 A.M., New York time, on the first full business day following the effective date under the 1933 Act of the Registration Statement, or at such earlier time after such effective date of the Registration Statement as the Underwriter in its discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 6 and 7 shall at all time be effective. For the purpose of this Section 10, the Shares shall be deemed to have been released to the public upon release by the Underwriter of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams or letters offering the Shares for sale to securities dealers, whichever shall first occur.

   11. Termination. This Agreement may be terminated by the Fund at any time before it becomes effective in accordance with Section 10 by notice from the Fund to the Underwriter and may be terminated by the Underwriter at any time before it becomes effective in accordance with Section 10 by notice from the Underwriter to the Fund. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6 and 7.

   This Agreement may be terminated after it becomes effective by the Underwriter by notice to the Fund (i) if at or prior to the Closing Date trading in securities on the New York or American Stock Exchanges shall have been suspended or minimum or maximum price shall have been established on either exchange, or a banking moratorium shall have been declared by State of New York or United States authorities; (ii) if at or prior to the Closing Date there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which, in the judgment of the Underwriter, makes it impracticable or inadvisable to offer or sell the Shares; (iii) if there shall have been any material adverse development or prospective development involving particularly the business of the Fund or the transactions contemplated by this Agreement, which in the judgment of the Underwriter, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus; (iv) if there shall be any litigation, pending or threatened, which in the judgment of the Underwriter makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus; or (v) if at or prior to the Closing Date there has been a material adverse change in the levels of equity securities prices as reflected by the recognized indices of such prices, as compared with such levels available as of the date of this Agreement. Any such termination shall be without liability of any party to any party except as provided in Sections 6 and 7 hereof.

   12. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to you, at Dean Witter Distributors Inc., Two World Trade Center, New York, New York 10048, or, if sent to the Fund, shall be mailed, delivered or telegraphed and confirmed to TCW/DW Total Return Trust, Two World Trade Center, New York, New York 10048, Attention: General Counsel, or, if sent to the Manager shall be mailed, delivered or telegraphed and confirmed to Dean Witter Services Company Inc., Two World Trade Center, New York, New York 10048, Attention: General Counsel, or if sent to the Adviser, shall be mailed to 865 South Figueroa Street, Los Angeles, California 90017, Attention:
General Counsel.

   13. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Fund, the Manager and the Adviser and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other

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

person; except that the representations, warranties and indemnities of the Fund, the Manager and the Adviser contained in this Agreement shall also be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the 1933 Act, their respective successors and legal representatives, and the indemnities of the Underwriter shall also be for the benefit of each Trustee of the Fund, each of the officers of the Fund who has signed the Registration Statement and the Manager and the Adviser and the person or persons, if any, who control the Fund, the Manager and the Adviser within the meaning of Section 15 of the 1933 Act.

   14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

   15. Personal Liability. The Declaration of Trust establishing TCW/DW Total Return Trust, dated June 29, 1994, a copy of which, together with all other amendments thereto ("Declaration"), is on file in the office of The Commonwealth of Massachusetts, provides that the name TCW/DW Total Return Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally, and no Trustees, shareholder, officer, employee or agent of TCW/DW Total Return Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said TCW/DW Total Return Trust, but the Trust Estate only shall be liable.

   If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose in a counterpart of this letter, whereupon this letter and your acceptance in such counterpart shall constitute a binding agreement between us.

                                          Very truly yours,
                                          TCW/DW TOTAL RETURN TRUST

                                          By: ...............................

                                          DEAN WITTER SERVICES COMPANY INC.,
                                          as Manager

                                          By: ................................

                                          TCW FUNDS MANAGEMENT, INC.,
                                          as Adviser

                                          By: ................................

                                          By: ................................

Accepted and delivered in New York, New York as of the date first above written.

DEAN WITTER DISTRIBUTORS INC.

By: .........................

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